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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm," "Disclosure of Portfolio Holdings," and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated December 9, 2005, in the Registration Statement (form N-1A) of The Hartford Mutual Funds, Inc. filed with the Securities Exchange Commission in this Post-Effective Amendment No. 51 under the Securities Act of 1933 (Registration No. 333-02381) and Amendment No. 53 under the Investment Company Act of 1940 (Registration No. 811-07589)


                                          /s/Ernst & Young LLP

Minneapolis, Minnesota
July 28, 2006